UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: December 31, 2013

(Date of earliest event reported)

SciClone Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

950 Tower Lane, Suite 900, Foster City, CA		94404
(Address of principal executive offices)		(Zip Code)

(650) 358-3456

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2013, SciClone Pharmaceuticals, Inc. (“SciClone”) entered into Second Amendment to its existing Office Lease Agreement (the “Amendment”) with CA-Metro Center Limited Partnership, a Delaware limited partnership (“CA-Metro”). The Amendment amends the Office Lease Agreement dated May 17, 2007, as previously amended, between SciClone and CA-Metro, for office space occupied by SciClone’s U.S. headquarters in Foster City, California. The Amendment extends the term of the lease for an additional four years through June 30, 2018. Beginning on July 1, 2014, the Amendment will reduce the amount of leased office space from the approximately 21,517 square feet currently leased (a portion of which is currently subleased to a subtenant) to approximately 11,886 square feet. It will also reduce the base rent from the current monthly base rent of $120,823.54 to an initial base rent of $51,704.10 in the first year, increasing annually to $56,498.12 in the fourth year. SciClone will receive a rent abatement for the first four months of the extended lease term.

A copy of the Amendment is filed as an exhibit hereto and the reader is referred to such exhibit for a full discussion of the terms and conditions of the Amendment.

The information in Item 1.01 of this Current Report on Form 8-K, including Exhibit 10.1 to this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed herewith:

Exhibit 10.1 Second Amendment, dated December 20, 2013, between SciClone Pharmaceuticals, Inc. and CA-Metro Center Limited Partnership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2014	SCICLONE PHARMACEUTICALS, INC.

	By:	/s/ WILSON W. CHEUNG
Wilson W. Cheung Chief Financial Officer and Senior Vice President, Finance

Exhibit Index

Exhibit No.	Description

10.1	Second Amendment, dated December 20, 2013, between SciClone Pharmaceuticals, Inc. and CA-Metro Center Limited Partnership.